UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2018

TIGER OIL AND ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53241	20-5936198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7230 Indian Creek Ln., Ste 201, Las Vegas, NV	89149
(Address of Principal Executive Offices)	(Zip Code)

(702) 839-4029

(registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 5.01 Changes in Control of Registrant.

On March 1, 2018, Howard Bouch, the Chief Financial Officer and member of the Board of Directors of Tiger Oil and Energy, Inc., a Nevada corporation (the “Company”), purchase an aggregate of 20,000 shares (the “Shares”) of preferred stock, par value $0.001 per share (the “Preferred Stock”), of the Company from Ken Liebscher, the then President, Chief Executive Officer, Secretary, Treasurer and Director of the Company, pursuant to that certain stock purchase agreement, dated March 1, 2018 (the “Stock Purchase Agreement”), for $1.00 per Share, or a total purchase price of $20,000. Each share of Preferred Stock entitles the owner to 2,500 votes.  The Shares have the voting equivalency of 50 million (50,000,00) shares of common stock and represent approximately 54.72% of the aggregate 92,137,562 votes entitled to by the 37,105,062 outstanding shares of common stock and 22,013 outstanding shares of Preferred Stock.

As a result, the sale of the Shares constituted a change in control of the Company.

The Company was not a party to the Stock Purchase Agreement. Bouch paid for the purchase of the Shares through the issuance of a Promissory Note, dated March 1, 2018, to Liebscher and secured by the Shares pursuant to a Stock Pledge Agreement, dated March 1, 2018, between Bouch and Liebscher.

The Stock Purchase Agreement, Note and Stock Pledge Agreement are attached hereto as Exhibits 99.1., 99.2 and 99.3, respectively, to this Form 8-K and are incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2018, Ken Liebscher resigned from the Board and as the Company’s President, Chief Executive Officer, Secretary and Treasurer, effective immediately. Mr. Liebscher had been serving as the President, Chief Executive Officer, Secretary and Treasurer of the Company since July 7, 2006. His departure was not related to any issues regarding financial disclosures or accounting or legal matters. After Mr. Liebscher’s resignation, the Board reduced the size of the Board to one person, Mr. Bouch. Directors serve for a period of one year until the next stockholders’ meeting and until their respective successors are elected and qualify.

Immediately upon Mr. Liebscher’s resignation, the Board appointed Mr. Bouch as the President, Chief Executive Officer, Secretary and Treasurer of the Company, effective immediately.

Howard Bouch, age 72, is a Private Practice Chartered Accountant with over 38 years of Public and Private international experience. Mr. Bouch originally qualified as a Chartered Accountant (English and Wales Institute) in 1968. Mr. Bouch joined Deloitte & Co, Lusaka, Zambia from 1970 - 1972. Mr. Bouch joined Anglo American Corp, Zambia working as Head Office Chief Accountant for Nchanga Consolidated Copper Mines (world’s 2nd largest) from 1972 - 1976. In 1976 Mr. Bouch returned to the UK and joined Babcock and Wilcox, Engineers, Nottinghamshire, England as Chief Accountant for one of their subsidiaries. Mr. Bouch was Chief Accountant of a private building firm in Cumbria, England from 1978 - 1984. In 1984 Mr. Howard Bouch established a Private Practice as a Chartered Accountant and continues to provide professional services to Cumbrian firms to the present. Mr. Bouch is a Director of Viavid Broadcasting Inc., a US Public Company, trading on the Pink Sheets under the symbol (VVDB).

2

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number:	Description:
99.1	Stock Purchase Agreement, dated March 1, 2018, between Howard Bouch (as Purchaser) and Ken Liebscher (as Seller)
99.2	Secured Promissory Note, dated March 1, 2018, of Howard Bouch for the benefit of Ken Liebscher
99.3	Stock Pledge Agreement, dated March 1, 2018, between Howard Bouch (as Pledgor) and Ken Liebscher (as Pledgee)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the under signed hereunto duly authorized.

TIGER OIL AND ENERGY, INC.
Dated: March 9th, 2018	/s/ Howard Bouch
Name: Howard Bouch Title: Chief Executive Officer

3